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                                                                   Exhibit 23.03
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Old National Bancorp on Form S-4 of our report dated May 21, 1999, appearing in the Annual Report on Form 10-K of Permanent Bancorp, Inc. for the year ended March 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/  Deloitte & Touche LLP
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May 2, 2000
Indianapolis, Indiana